Exhibit 99.2

Supplemental Information Package
and Non-GAAP Reconciliations
Fourth Quarter • December 31, 2017

The pathway to possible.
CrownCastle.com

Crown Castle International Corp
Fourth Quarter 2017

Cautionary Language Regarding Forward-Looking Statements
This supplemental information package ("Supplement") contains forward-looking statements and information that are based on our management's current expectations as of the date of this Supplement. Statements that are not historical facts are hereby identified as forward-looking statements. Words such as "Outlook," "guide," "forecast," "estimate," "anticipate," "project," "plan," "intend," "believe," "expect," "likely," "predicted," and any variations of these words and similar expressions are intended to identify such forward looking statements. Such statements include, but are not limited to, our Outlook for the first quarter 2018 and full year 2018.

Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including, but not limited to, prevailing market conditions. Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors which could affect our results is included in our filings with the Securities and Exchange Commission. Crown Castle assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

The components of financial information presented herein, both historical and forward looking, may not sum due to rounding. Definitions and reconciliations of non-GAAP financial measures, segment measures and other calculations are provided in the Appendix to this Supplement.

As used herein, the term "including" and any variation thereof, means "including without limitation." The use of the word "or" herein is not exclusive.

Crown Castle International Corp.
Fourth Quarter 2017

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

COMPANY PROFILE
Crown Castle International Corp. (to which the terms "Crown Castle," "CCIC," "we," "our," "our Company," "the Company" or "us" as used herein refer) owns, operates and leases shared communications infrastructure, including: (1) towers and other structures, such as rooftops (collectively, "towers"), and (2) fiber primarily supporting small cell networks ("small cells") and fiber solutions (collectively, "fiber," and together with towers, "communications infrastructure"). Our towers have a significant presence in each of the top 100 basic trading areas, and the majority of our fiber is located in major metropolitan areas. Crown Castle owns, operates and leases shared communications infrastructure that has been acquired or constructed over time and is geographically dispersed throughout the U.S., and which consists of (1) approximately 40,000 towers and (2) approximately 60,000 route miles of fiber primarily supporting small cells and fiber solutions.
Our core business is providing access, including space or capacity, to our shared communications infrastructure via long-term contracts in various forms, including lease, license, sublease and service agreements (collectively, "contracts"). We seek to increase our site rental revenues by adding more customers on our communications infrastructure, which we expect to result in significant incremental cash flows due to our low incremental operating costs.
We operate as a Real Estate Investment Trust ("REIT") for U.S. federal income tax purposes.

STRATEGY
Our strategy is to create long-term stockholder value via a combination of (1) growing cash flows generated from our portfolio of communications infrastructure, (2) returning a meaningful portion of our cash provided by operating activities to our stockholders in the form of dividends and (3) investing capital efficiently to grow cash flows and long-term dividends per share. We measure our efforts to create "long-term stockholder value" by the combined payment of dividends to stockholders and growth in our per share results. The key elements of our strategy are to:

•
Grow cash flows from our communications infrastructure. We seek to maximize our site rental cash flows by working with our customers to provide them quick access to our communications infrastructure and entering into associated long-term contracts. Customer additions or modifications of existing customer equipment (collectively, "customer additions") enable our customers to expand coverage and capacity in order to meet increasing demand for data connectivity, while generating high incremental returns for our business. We believe our product offerings of towers, small cells and fiber solutions provide a comprehensive solution to our customers' growing connectivity needs through our shared communications infrastructure model, which is an efficient and cost effective way to serve our customers. We also believe that there will be considerable future demand for our communications infrastructure based on the location of our communications infrastructure and the rapid growth in demand for data.

•
Return cash provided by operating activities to stockholders in the form of dividends. We believe that distributing a meaningful portion of our cash provided by operating activities appropriately provides stockholders with increased certainty for a portion of expected long-term stockholder value while still retaining sufficient flexibility to invest in our business and deliver growth. We believe this decision reflects the translation of the high-quality, long-term contractual cash flows of our business into stable capital returns to stockholders.

•
Invest capital efficiently to grow cash flows and long-term dividends per share. We seek to invest our available capital, including the net cash provided by our operating activities and external financing sources, in a manner that will increase long-term stockholder value on a risk-adjusted basis. Our historical investments have included the following (in no particular order):

◦	purchases of shares of our common stock from time to time;

◦	acquisitions or construction of towers, fiber and small cells;

◦	acquisitions of land interests under towers;

◦	improvements and structural enhancements to our existing communications infrastructure; or

◦	purchases, repayment or redemption of our debt.
Our strategy to create long-term stockholder value is based on our belief that additional demand for our communications infrastructure will be created by the expected continued growth in the demand for data. We believe that such demand for our communications infrastructure will continue, will result in growth of our cash flows due to customer additions on our existing communications infrastructure, and will create other growth opportunities for us, such as demand for new communications infrastructure.

Crown Castle International Corp.
Fourth Quarter 2017

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

AFFO PER SHARE(1)(2)

(1)
See reconciliations and definitions provided herein. Our AFFO for historical periods may not be comparable to those periods presented prospectively from and after January 1, 2018, including our first quarter 2018 and full year 2018 Outlook included herein. See also "Definitions of Non-GAAP Financial Measures, Segment Measures and Other Calculations" in the Appendix for further information.

(2)	Attributable to CCIC common stockholders.

(3)
Full year 2017 AFFO per share was impacted by (a) two months of contribution from the Lightower acquisition, which closed on November 1, 2017 and (b) the associated pre-funding of the Lightower acquisition through (1) our July 2017 common stock offering, (2) our July 2017 preferred stock offering, and (3) our August 2017 senior unsecured notes offering.

(4)	AFFO per share represents the midpoint of the full year 2018 Outlook as issued on January 24, 2018.

TOWER PORTFOLIO FOOTPRINT

Vancouver
Kelowna
Calgary
Regina
Winnipeg
ONTARIO
MONTANA
Helena
NORTH DAKOTA
Bismarck
MINNESOTA
IDAHO
Boise
WYOMING
SOUTH DAKOTA
Pierre
Sioux Falls
Cheyenne
NEBRASKA
NEVADA
U N I T E D S T A T E S
Las Vegas
KANSAS
Topeka
Wichita
Amarillo
Lubbock
El Paso
Ciudad Juarez
TEXAS
Tijuana
San Diego
Chihuahua
Hermosillo
M E X I C O
Torreon
Monterrey
Brownsville
Culiacan
Gulf of Mexico
Jacksonville
Miami
Nassau
BAHAMAS
Sudbury
Toronto
Ottawa
Montreal
Quebec
MAINE
Norfolk
Honolulu
Mazatlan
Leon
San Juan
Charlotte Amalie
Ponce
Merida
Cancun

Crown Castle International Corp.
Fourth Quarter 2017

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

GENERAL COMPANY INFORMATION
Principal executive offices	1220 Augusta Drive, Suite 600, Houston, TX 77057
Common shares trading symbol	CCI
Stock exchange listing	New York Stock Exchange
Fiscal year ending date	December 31
Fitch - Long Term Issuer Default Rating	BBB-
Moody’s - Long Term Corporate Family Rating	Baa3
Standard & Poor’s - Long Term Local Issuer Credit Rating	BBB-
Note: These credit ratings may not reflect the potential risks relating to the structure or trading of the Company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. The Company does not undertake any obligation to maintain the ratings or to advise of any change in the ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significances of the ratings can be obtained from each of the ratings agencies.

EXECUTIVE MANAGEMENT TEAM
Name	Age	Years with Company	Position
Jay A. Brown	45	18	President and Chief Executive Officer
Daniel K. Schlanger	44	1	Senior Vice President and Chief Financial Officer
James D. Young	56	12	Senior Vice President and Chief Operating Officer - Fiber
Robert C. Ackerman	65	19	Senior Vice President and Chief Operating Officer - Towers and Small Cells
Kenneth J. Simon	57	2	Senior Vice President and General Counsel
Michael J. Kavanagh	49	7	Senior Vice President and Chief Commercial Officer
Philip M. Kelley	45	20	Senior Vice President - Corporate Development and Strategy

BOARD OF DIRECTORS
Name	Position	Committees	Age	Years as Director
J. Landis Martin	Chairman	NCG(1)	72	21
P. Robert Bartolo	Director	Audit, Compensation	46	3
Cindy Christy	Director	Compensation, NCG(1), Strategy	51	10
Ari Q. Fitzgerald	Director	Compensation, NCG(1), Strategy	55	15
Robert E. Garrison II	Director	Audit, Compensation	75	12
Lee W. Hogan	Director	Audit, Compensation, Strategy	73	16
Edward C. Hutcheson	Director	Strategy	72	22
Robert F. McKenzie	Director	Audit, Strategy	74	22
Anthony J. Melone	Director	NCG(1), Strategy	57	2
W. Benjamin Moreland	Director		54	11
Jay A. Brown	Director		45	1

(1)	Nominating & Corporate Governance Committee

Crown Castle International Corp.
Fourth Quarter 2017

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

RESEARCH COVERAGE
Equity Research
Bank of America David Barden (646) 855-1320	Barclays Amir Rozwadowski (212) 526-4043	BTIG Walter Piecyk (646) 450-9258
Citigroup Michael Rollins (212) 816-1116	Cowen and Company Colby Synesael (646) 562-1355	Deutsche Bank Matthew Niknam (212) 250-4711
Goldman Sachs Brett Feldman (212) 902-8156	Guggenheim Robert Gutman (212) 518-9148	Jefferies Scott Goldman (212) 284-4606
JPMorgan Philip Cusick (212) 622-1444	Macquarie Amy Yong (212) 231-2624	MoffettNathanson Nick Del Deo (212) 519-0025
Morgan Stanley Simon Flannery (212) 761-6432	New Street Research Spencer Kurn (212) 921-2067	Oppenheimer & Co. Timothy Horan (212) 667-8137
Pacific Crest Securities Brandon Nispel (503) 821-3871	Raymond James Ric Prentiss (727) 567-2567	RBC Capital Markets Jonathan Atkin (415) 633-8589
SunTrust Robinson Humphrey Greg Miller (212) 303-4169	UBS Batya Levi (212) 713-8824	Wells Fargo Securities, LLC Jennifer Fritzsche (312) 920-3548

Rating Agency
Fitch John Culver (312) 368-3216	Moody’s Dilara Sukhov (212) 553-1653	Standard & Poor’s Ryan Gilmore (212) 438-0602

HISTORICAL COMMON STOCK DATA
	Three Months Ended
(in millions, except per share data)	12/31/17	9/30/17	6/30/17	3/31/17	12/31/16
High price(1)	$113.89	$106.89	$102.11	$92.85	$91.25
Low price(1)	$98.39	$91.33	$90.61	$80.77	$75.43
Period end closing price(2)	$111.01	$99.04	$98.34	$91.85	$83.49
Dividends paid per common share	$1.05	$0.95	$0.95	$0.95	$0.95
Volume weighted average price for the period(1)	$106.78	$99.80	$95.89	$86.57	$82.99
Common shares outstanding, at period end	406	406	366	361	361
Market value of outstanding common shares, at period end(3)	$45,101	$40,236	$36,003	$33,191	$30,100

(1)	Based on the sales price, adjusted for common stock dividends, as reported by Bloomberg.

(2)	Based on the period end closing price, adjusted for common stock dividends, as reported by Bloomberg.

(3)
Period end market value of outstanding common shares is calculated as the product of (a) shares of common stock outstanding at period end and (b) closing share price at period end, adjusted for common stock dividends, as reported by Bloomberg.

Crown Castle International Corp.
Fourth Quarter 2017

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY PORTFOLIO HIGHLIGHTS
(as of December 31, 2017)
Towers
Number of towers(1)	40,080
Average number of tenants per tower	2.2
Remaining contracted customer receivables ($ in billions)(2)	$18
Weighted average remaining customer contract term (years)(3)	5
Percent of towers in the Top 50 / 100 Basic Trading Areas	56% / 71%
Percent of ground leased / owned (by Towers segment site rental gross margin)	62% / 38%
Weighted average maturity of ground leases (years)(4)	34
Fiber
Number of route miles of fiber (in thousands)	60
Remaining contracted customer receivables ($ in billions)(2)	$5
Weighted average remaining customer contract term (years)(3)	5

SUMMARY FINANCIAL HIGHLIGHTS
	Three Months Ended December 31,		Twelve Months Ended December 31,
(dollars in thousands, except per share amounts)	2017	2016	2017	2016
Operating Data:
Net revenues
Site rental	$1,050,686	$817,381	$3,669,191	$3,233,307
Network services and other	187,404	215,035	686,414	687,918
Net revenues	$1,238,090	$1,032,416	$4,355,605	$3,921,225

Costs of operations (exclusive of depreciation, amortization and accretion)
Site rental	$328,945	$261,127	$1,143,914	$1,023,350
Network services and other	109,650	131,105	419,787	417,171
Total cost of operations	$438,595	$392,232	$1,563,701	$1,440,521

Net income (loss) attributable to CCIC common stockholders	$69,745	$124,710	$386,256	$323,982
Net income (loss) attributable to CCIC common stockholders per share—diluted(5)	$0.17	$0.35	$1.01	$0.95

Non-GAAP Data(6):
Adjusted EBITDA	$707,012	$574,617	$2,481,761	$2,227,523
FFO(7)	429,302	386,875	1,643,297	1,429,521
AFFO(7)	511,797	406,402	1,860,405	1,609,864
AFFO per share(5)(7)	$1.25	$1.15	$4.85	$4.72

(1)	Excludes small cells and third-party land interests.

(2)	Excludes renewal terms at customers' option.

(3)	Excludes renewal terms at customers' option, weighted by site rental revenues.

(4)	Includes renewal terms at the Company's option, weighted by Towers segment site rental gross margin.

(5)
Based on diluted weighted-average common shares outstanding of 408.1 million, 352.9 million, 383.2 and 340.9 million for the three months ended December 31, 2017 and 2016 and the twelve months ended December 31, 2017 and 2016, respectively.

(6)
See reconciliations of Non-GAAP financial measures provided herein. See also "Definitions of Non-GAAP Measures, Segment Measures and Other Calculations" in the Appendix for a discussion of our definitions of Adjusted EBITDA, FFO and AFFO.

(7)	Attributable to CCIC common stockholders.

Crown Castle International Corp.
Fourth Quarter 2017

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SUMMARY FINANCIAL HIGHLIGHTS (CONTINUED)
	Three Months Ended December 31,		Twelve Months Ended December 31,
(dollars in thousands, except per share amounts)	2017	2016	2017	2016
Summary Cash Flow Data:
Net cash provided by (used for) operating activities	$626,895	$477,549	$2,044,186	$1,782,264
Net cash provided by (used for) investing activities(1)	(7,523,147)	(270,649)	(10,494,021)	(1,410,232)
Net cash provided by (used for) financing activities	490,897	204,260	8,195,152	(96,292)

(dollars in thousands)	December 31, 2017	December 31, 2016
Balance Sheet Data (at period end):
Cash and cash equivalents	$314,094	$567,599
Property and equipment, net	12,932,885	9,805,315
Total assets	32,229,570	22,675,092
Total debt and other long-term obligations(2)	16,159,620	12,171,142
Total CCIC stockholders' equity	12,339,082	7,557,115

(dollars in thousands, except per share amounts)	Three Months Ended December 31, 2017
Other Data:
Net debt to last quarter annualized Adjusted EBITDA(3)	5.6	x
Dividend per common share	$1.05

OUTLOOK FOR FIRST QUARTER 2018 AND FULL YEAR 2018
(dollars in millions, except per share amounts)	First Quarter 2018			Full Year 2018
Site rental revenues	$1,132	to	$1,142	$4,582	to	$4,627
Site rental cost of operations(4)	$341	to	$351	$1,360	to	$1,405
Net income (loss)	$116	to	$141	$511	to	$591
Net income (loss) per share—diluted(5)(6)	$0.28	to	$0.35	$1.25	to	$1.45
Adjusted EBITDA(7)	$745	to	$755	$3,049	to	$3,094
Interest expense and amortization of deferred financing costs(8)	$157	to	$167	$642	to	$687
FFO(6)(7)	$477	to	$487	$1,965	to	$2,010
AFFO(7)(9)	$538	to	$548	$2,219	to	$2,264
AFFO per share(5)(7)(9)	$1.32	to	$1.34	$5.44	to	$5.55

(1)
Includes net cash used for acquisitions of approximately $7.1 billion and $12 million for the three months ended December 31, 2017 and 2016, respectively, and $9.3 billion and $557 million for the twelve months ended December 31, 2017 and 2016, respectively.

(2)
Balances reflect debt issuance costs as a direct reduction from the respective carrying amounts of debt, with the exception of debt issuance costs associated with the Company's revolving credit facilities.

(3)
The Net Debt to Last Quarter Annualized Adjusted EBITDA calculation does not give effect to a full quarter ownership of Lightower, as this acquisition closed on November 1, 2017. For the quarter ended December 31, 2017, Lightower contribution to the Company's Adjusted EBITDA was $83 million.

(4)	Exclusive of depreciation, amortization and accretion.

(5)
The assumption for first quarter 2018 and full year 2018 diluted weighted-average common shares outstanding is 408.1 million based on diluted common shares outstanding as of December 31, 2017. For all periods presented, the diluted weighted-average common shares outstanding does not include any assumed conversion of the 6.875% Mandatory Convertible Preferred Stock in the share count.

(6)	Calculated using net income (loss) attributable to CCIC common stockholders.

(7)
See reconciliation of this non-GAAP financial measure to net income (loss) and definition included herein. Our AFFO for historical periods may not be comparable to those periods presented prospectively from and after January 1, 2018, including our first quarter 2018 and full year 2018 Outlook included herein. See also "Definitions of Non-GAAP Financial Measures, Segment Measures and Other Calculations" in the Appendix for further information.

(8)	See the reconciliation of "components of interest expense and amortization of deferred financing costs" in the Appendix.

(9)	Attributable to CCIC common stockholders.

Crown Castle International Corp.
Fourth Quarter 2017

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

OUTLOOK FOR FULL YEAR 2018 COMPONENTS OF CHANGES IN SITE RENTAL REVENUES
(dollars in millions)	Full Year 2017	Full Year 208 Outlook
Components of changes in site rental revenues(1):
Prior year site rental revenues exclusive of straight-lined revenues associated with fixed escalators(2)(3)	$3,186	$3,670

New leasing activity(2)(3)	166	190-220
Escalators	84	80-90
Non-renewals	(90)	(95)-(75)
Organic Contribution to Site Rental Revenues(4)	160	185-225
Straight-lined revenues associated with fixed escalators	—	(40)-(20)
Acquisitions and builds(5)	323	745-765
Other	—	—
Total GAAP site rental revenues	$3,669	$4,582-$4,627

Year-over-year changes in revenue:
Reported GAAP site rental revenues	13.5%	25.5%(6)
Organic Contribution to Site Rental Revenues(4)(7)	5.1%	5.6%(6)

(1)	See additional information regarding Crown Castle's site rental revenues including projected revenue from customer licenses, tenant non-renewals, straight-lined revenues and prepaid rent herein.

(2)	Includes revenues from amortization of prepaid rent in accordance with GAAP.

(3)	Includes revenues from the construction of new small cell nodes, exclusive of straight-lined revenues related to fixed escalators.

(4)	See definitions provided herein.

(5)
The financial impact of acquisitions, as measured by the initial contribution, and tower builds is excluded from Organic Contribution to Site Rental Revenues until the one-year anniversary of the acquisition or build.

(6)	Calculated based on midpoint of Full Year 2018 Outlook.

(7)
Calculated as the percentage change from prior year site rental revenues, exclusive of straight-lined revenues associated with fixed escalations, compared to Organic Contribution to Site Rental Revenues for the current period.

Crown Castle International Corp.
Fourth Quarter 2017

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
(dollars in thousands, except share amounts)	December 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$314,094	$567,599
Restricted cash	121,065	124,547
Receivables, net	397,585	373,532
Prepaid expenses	162,366	128,721
Other current assets	138,670	130,362
Total current assets	1,133,780	1,324,761
Deferred site rental receivables	1,300,338	1,317,658
Property and equipment, net	12,932,885	9,805,315
Goodwill	10,021,468	5,757,676
Other intangible assets, net	5,961,759	3,650,072
Long-term prepaid rent and other assets, net	879,340	819,610
Total assets	$32,229,570	$22,675,092

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$230,279	$188,516
Accrued interest	131,790	97,019
Deferred revenues	457,116	353,005
Other accrued liabilities	357,646	221,066
Current maturities of debt and other obligations	115,251	101,749
Total current liabilities	1,292,082	961,355
Debt and other long-term obligations	16,044,369	12,069,393
Other long-term liabilities	2,554,037	2,087,229
Total liabilities	19,890,488	15,117,977
Commitments and contingencies
CCIC stockholders' equity:
Common stock, $0.01 par value; 600,000,000 shares authorized; shares issued and outstanding: December 31, 2017—406,280,673 and December 31, 2016—360,536,659	4,063	3,605
6.875% Mandatory Convertible Preferred Stock, Series A, $0.01 par value; 20,000,000 shares authorized; shares issued and outstanding: December 31, 2017—1,649,998 and December 31, 2016—0; aggregate liquidation value: December 31, 2017—$1,649,998 and December 31, 2016—$0	17	—
Additional paid-in capital	16,843,607	10,938,236
Accumulated other comprehensive income (loss)	(3,989)	(5,888)
Dividends/distributions in excess of earnings	(4,504,616)	(3,378,838)
Total equity	12,339,082	7,557,115
Total liabilities and equity	$32,229,570	$22,675,092

Crown Castle International Corp.
Fourth Quarter 2017

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CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
(dollars in thousands, except share and per share amounts)	2017	2016	2017	2016
Net revenues:
Site rental	$1,050,686	$817,381	$3,669,191	$3,233,307
Network services and other	187,404	215,035	686,414	687,918
Net revenues	1,238,090	1,032,416	4,355,605	3,921,225
Operating expenses:
Costs of operations (exclusive of depreciation, amortization and accretion):
Site rental	328,945	261,127	1,143,914	1,023,350
Network services and other	109,650	131,105	419,787	417,171
General and administrative	127,466	92,122	426,698	371,031
Asset write-down charges	7,038	6,202	17,322	34,453
Acquisition and integration costs	34,351	5,994	61,431	17,453
Depreciation, amortization and accretion	362,211	273,826	1,242,408	1,108,551
Total operating expenses	969,661	770,376	3,311,560	2,972,009
Operating income (loss)	268,429	262,040	1,044,045	949,216
Interest expense and amortization of deferred financing costs	(160,280)	(129,376)	(590,682)	(515,032)
Gains (losses) on retirement of long-term obligations	—	—	(3,525)	(52,291)
Interest income	6,176	342	18,761	796
Other income (expense)	(1,468)	(4,212)	1,994	(8,835)
Income (loss) from continuing operations before income taxes	112,857	128,794	470,593	373,854
Benefit (provision) for income taxes	(14,753)	(4,084)	(26,043)	(16,881)
Net income (loss)	98,104	124,710	444,550	356,973
Dividends on preferred stock	(28,359)	—	(58,294)	(32,991)
Net income (loss) attributable to CCIC common stockholders	$69,745	$124,710	$386,256	$323,982

Net income (loss) attributable to CCIC common stockholders, per common share:
Net income (loss) attributable to CCIC common stockholders, basic	$0.17	$0.35	$1.01	$0.95
Net income (loss) attributable to CCIC common stockholders, diluted	$0.17	$0.35	$1.01	$0.95

Weighted-average common shares outstanding (in thousands):
Basic	406,278	352,116	381,740	340,349
Diluted	408,130	352,878	383,221	340,879

Crown Castle International Corp.
Fourth Quarter 2017

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SEGMENT OPERATING RESULTS
	Three Months Ended December 31, 2017				Three Months Ended December 31, 2016
(dollars in thousands)	Towers	Fiber	Other	Consolidated Total	Towers	Fiber	Other	Consolidated Total
Segment site rental revenues	$740,560	$310,126		$1,050,686	$712,549	$104,832		$817,381
Segment network services and other revenue	175,939	11,465		187,404	169,647	45,388		215,035
Segment revenues	916,499	321,591		1,238,090	882,196	150,220		1,032,416
Segment site rental cost of operations	212,090	105,633		317,723	214,878	38,057		252,935
Segment network services and other cost of operations	98,516	9,613		108,129	95,289	34,207		129,496
Segment cost of operations(1)	310,606	115,246		425,852	310,167	72,264		382,431
Segment site rental gross margin(2)	528,470	204,493		732,963	497,671	66,775		564,446
Segment network services and other gross margin(2)	77,423	1,852		79,275	74,358	11,181		85,539
Segment general and administrative expenses(1)	24,537	34,278	46,411	105,226	24,574	14,956	35,838	75,368
Segment operating profit(2)	581,356	172,067	(46,411)	707,012	547,455	63,000	(35,838)	574,617
Stock-based compensation expense			29,976	29,976			21,241	21,241
Depreciation, amortization and accretion			362,211	362,211			273,826	273,826
Interest expense and amortization of deferred financing costs			160,280	160,280			129,376	129,376
Other income (expenses) to reconcile to income (loss) from continuing operations before income taxes(3)			41,688	41,688			21,380	21,380
Income (loss) from continuing operations before income taxes				$112,857				$128,794

(1)
Segment cost of operations excludes (1) stock-based compensation expense of $7.7 million and $4.5 million for the three months ended December 31, 2017 and 2016, respectively and (2) prepaid lease purchase price adjustments of $5.0 million and $5.3 million for the three months ended December 31, 2017 and 2016, respectively. Segment general and administrative expenses exclude stock-based compensation expense of $22.3 million and $16.8 million for the three months ended December 31, 2017 and 2016, respectively.

(2)
See "Definitions of Non-GAAP Financial Measures, Segment Measures and Other Calculations" in the Appendix for a discussion of our definitions of segment site rental gross margin, segment network services and other gross margin and segment operating profit.

(3)	See condensed consolidated statement of operations for further information.

Crown Castle International Corp.
Fourth Quarter 2017

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SEGMENT OPERATING RESULTS
	Twelve Months Ended December 31, 2017				Twelve Months Ended December 31, 2016
(dollars in thousands)	Towers	Fiber	Other	Consolidated Total	Towers	Fiber	Other	Consolidated Total
Segment site rental revenues	$2,899,554	$769,637		$3,669,191	$2,830,708	$402,599		$3,233,307
Segment network services and other revenue	636,532	49,882		686,414	603,689	84,229		687,918
Segment revenues	3,536,086	819,519		4,355,605	3,434,397	486,828		3,921,225
Segment site rental cost of operations	844,795	264,059		1,108,854	840,209	147,459		987,668
Segment network services and other cost of operations	374,134	40,691		414,825	344,595	64,859		409,454
Segment cost of operations(1)	1,218,929	304,750		1,523,679	1,184,804	212,318		1,397,122
Segment site rental gross margin(2)	2,054,759	505,578		2,560,337	1,990,499	255,140		2,245,639
Segment network services and other gross margin(2)	262,398	9,191		271,589	259,094	19,370		278,464
Segment general and administrative expenses(1)	93,662	89,048	167,455	350,165	92,903	60,676	143,001	296,580
Segment operating profit(2)	2,223,495	425,721	(167,455)	2,481,761	2,156,690	213,834	(143,001)	2,227,523
Stock-based compensation expense			96,435	96,435			96,538	96,538
Depreciation, amortization and accretion			1,242,408	1,242,408			1,108,551	1,108,551
Interest expense and amortization of deferred financing costs			590,682	590,682			515,032	515,032
Other income (expenses) to reconcile to income (loss) from continuing operations before income taxes(3)			81,643	81,643			133,548	133,548
Income (loss) from continuing operations before income taxes				$470,593				$373,854

(1)
Segment cost of operations excludes (1) stock-based compensation expense of $19.9 million and $22.1 million for the twelve months ended December 31, 2017 and 2016, respectively and (2) prepaid lease purchase price adjustments of $20.1 million and $21.3 million for the twelve months ended December 31, 2017 and 2016, respectively. Segment general and administrative expenses exclude stock-based compensation expense of $76.5 million and $74.5 million for the twelve months ended December 31, 2017 and 2016, respectively.

(2)
See "Definitions of Non-GAAP Financial Measures, Segment Measures and Other Calculations" in the Appendix for a discussion of our definitions of segment site rental gross margin, segment network services and other gross margin and segment operating profit.

(3)	See condensed consolidated statement of operations for further information.

Crown Castle International Corp.
Fourth Quarter 2017

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

FFO AND AFFO RECONCILIATIONS
	Three Months Ended December 31,		Twelve Months Ended December 31,
(dollars in thousands, except share and per share amounts)	2017	2016	2017	2016
Net income (loss)	$98,104	$124,710	$444,550	$356,973
Real estate related depreciation, amortization and accretion	354,095	266,961	1,211,360	1,082,083
Asset write-down charges	7,038	6,202	17,322	34,453
Dividends on preferred stock	(29,935)	(10,997)	(29,935)	(43,988)
FFO(1)(2)(3)(4)	$429,302	$386,875	$1,643,297	$1,429,521
Weighted average common shares outstanding—diluted(5)	408,130	352,878	383,221	340,879
FFO per share(1)(3)(4)	$1.05	$1.10	$4.29	$4.19

FFO (from above)	$429,302	$386,875	$1,643,297	$1,429,521
Adjustments to increase (decrease) FFO:
Straight-lined revenue	(2,640)	(5,001)	314	(47,377)
Straight-lined expense	22,699	23,114	92,602	94,246
Stock-based compensation expense	29,976	21,241	96,435	96,538
Non-cash portion of tax provision	11,916	2,091	9,214	7,322
Non-real estate related depreciation, amortization and accretion	8,116	6,865	31,048	26,468
Amortization of non-cash interest expense	1,731	3,040	9,368	14,333
Other (income) expense	1,468	4,212	(1,994)	8,835
(Gains) losses on retirement of long-term obligations	—	—	3,525	52,291
Acquisition and integration costs	34,351	5,994	61,431	17,453
Capital improvement capital expenditures	(13,519)	(17,467)	(40,844)	(42,818)
Corporate capital expenditures	(11,604)	(24,563)	(43,991)	(46,948)
AFFO(1)(2)(3)(4)	$511,797	$406,402	$1,860,405	$1,609,864
Weighted average common shares outstanding—diluted(5)	408,130	352,878	383,221	340,879
AFFO per share(1)(3)(4)	$1.25	$1.15	$4.85	$4.72

(1)	See "Definitions of Non-GAAP Measures, Segment Measures and Other Calculations" in the Appendix for a discussion of our definitions of FFO and AFFO.

(2)	FFO and AFFO are reduced by cash paid for preferred stock dividends during the period in which they are paid.

(3)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

(4)	Attributable to CCIC common stockholders.

(5)
Based on the diluted weighted-average common shares outstanding for the three and twelve months ended December 31, 2017 and 2016. For all periods presented, the diluted weighted-average common shares outstanding does not include any assumed conversion of the 6.875% Mandatory Convertible Preferred Stock in the share count.

Crown Castle International Corp.
Fourth Quarter 2017

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
	Twelve Months Ended December 31,
(dollars in thousands)	2017	2016
Cash flows from operating activities:
Net income (loss)	$444,550	$356,973
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation, amortization and accretion	1,242,408	1,108,551
(Gains) losses on retirement of long-term obligations	3,525	52,291
Amortization of deferred financing costs and other non-cash interest	9,368	14,333
Stock-based compensation expense	91,647	79,338
Asset write-down charges	17,322	34,453
Deferred income tax (benefit) provision	14,888	8,603
Other non-cash adjustments, net	(1,320)	5,059
Changes in assets and liabilities, excluding the effects of acquisitions:
Increase (decrease) in liabilities	176,226	236,642
Decrease (increase) in assets	45,572	(113,979)
Net cash provided by (used for) operating activities	2,044,186	1,782,264
Cash flows from investing activities:
Payments for acquisition of businesses, net of cash acquired	(9,260,135)	(556,854)
Capital expenditures	(1,228,071)	(873,883)
Net (payments) receipts from settled swaps	(328)	8,141
Other investing activities, net	(5,487)	12,364
Net cash provided by (used for) investing activities	(10,494,021)	(1,410,232)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	3,092,323	5,201,010
Principal payments on debt and other long-term obligations	(118,880)	(95,787)
Purchases and redemptions of long-term debt	—	(4,044,834)
Borrowings under revolving credit facility	2,820,000	3,440,000
Payments under revolving credit facility	(1,840,000)	(4,565,000)
Payments for financing costs	(29,240)	(41,533)
Net proceeds from issuance of common stock	4,221,329	1,325,865
Purchases of capital stock	(23,307)	(24,936)
Net proceeds from issuance of preferred stock	1,607,759	—
Dividends/distributions paid on common stock	(1,508,705)	(1,239,158)
Dividends paid on preferred stock	(29,935)	(43,988)
Net (increase) decrease in restricted cash	3,808	(7,931)
Net cash provided by (used for) financing activities	8,195,152	(96,292)
Net increase (decrease) in cash and cash equivalents - continuing operations	(254,683)	275,740
Discontinued operations:
Net cash provided by (used for) investing activities	—	113,150
Net increase (decrease) in cash and cash equivalents - discontinued operations	—	113,150
Effect of exchange rate changes	1,178	(101)
Cash and cash equivalents at beginning of period	567,599	178,810
Cash and cash equivalents at end of period	$314,094	$567,599
Supplemental disclosure of cash flow information:
Interest paid	546,543	470,655
Income taxes paid	16,427	13,821

Crown Castle International Corp.
Fourth Quarter 2017

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

COMPONENTS OF CHANGES IN SITE RENTAL REVENUES
	Three Months Ended December 31,
(dollars in millions)	2017	2016
Components of changes in site rental revenues(1):
Prior year site rental revenues exclusive of straight-lined revenues associated with fixed escalators(2)(3)	$812	$763

New leasing activity(2)(3)	42	38
Escalators	20	22
Non-renewals	(18)	(21)
Organic Contribution to Site Rental Revenues(4)	44	39
Straight-lined revenues associated with fixed escalators	3	5
Acquisitions and builds(5)	192	10
Other	—	—
Total GAAP site rental revenues	$1,051	$817

Year-over-year changes in revenue:
Reported GAAP site rental revenues	28.6%
Organic Contribution to Site Rental Revenues(4)(6)	5.5%

(1)	See additional information regarding Crown Castle's site rental revenues including projected revenue from customer licenses, tenant non-renewals, straight-lined revenues and prepaid rent herein.

(2)	Includes revenues from amortization of prepaid rent in accordance with GAAP.

(3)	Includes revenues from the construction of new small cell nodes, exclusive of straight-lined revenues related to fixed escalators.

(4)	See definitions provided herein.

(5)
The financial impact of acquisitions, as measured by the initial contribution, and tower builds is excluded from Organic Contribution to Site Rental Revenues until the one-year anniversary of the acquisition or build.

(6)
Calculated as the percentage change from prior year site rental revenues, exclusive of straight-lined revenues associated with fixed escalations, compared to Organic Contribution to Site Rental Revenues for the current period.

Crown Castle International Corp.
Fourth Quarter 2017

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY OF SITE RENTAL STRAIGHT-LINED REVENUES AND EXPENSES ASSOCIATED WITH FIXED ESCALATORS(1)
	Three Months Ended December 31,
	2017			2016
(dollars in thousands)	Towers	Fiber	Total	Towers	Fiber	Total
Site rental straight-lined revenue	$1,620	$1,020	$2,640	$2,647	$2,354	$5,001
Site rental straight-lined expenses	22,265	434	22,699	23,010	104	23,114

	Twelve Months Ended December 31,
	2017			2016
(dollars in thousands)	Towers	Fiber	Total	Towers	Fiber	Total
Site rental straight-lined revenue	$(8,263)	$7,949	$(314)	$37,976	$9,401	$47,377
Site rental straight-lined expenses	91,510	1,092	92,602	93,993	253	94,246

SUMMARY OF PREPAID RENT ACTIVITY(2)
	Three Months Ended December 31,
	2017			2016
(dollars in thousands)	Towers	Fiber	Total	Towers	Fiber	Total
Prepaid rent received	$44,608	$69,346	$113,954	$37,576	$64,169	$101,745
Amortization of prepaid rent	30,674	38,634	69,308	27,124	25,512	52,636

	Twelve Months Ended December 31,
	2017			2016
(dollars in thousands)	Towers	Fiber	Total	Towers	Fiber	Total
Prepaid rent received	$137,174	$205,169	$342,343	$149,913	$165,186	$315,099
Amortization of prepaid rent	118,587	125,539	244,126	103,975	99,518	203,493

(1)
In accordance with GAAP accounting, if payment terms call for fixed escalations, or rent free periods, the revenue is recognized on a straight-line basis over the fixed, non-cancelable term of the contract. Since the Company recognizes revenue on a straight-line basis, a portion of the site rental revenue in a given period represents cash collected or contractually collectible in other periods.

(2)
Reflects up front payments received from long-term tenant contracts and other deferred credits (commonly referred to as prepaid rent), and the amortization thereof for GAAP revenue recognition purposes.

Crown Castle International Corp.
Fourth Quarter 2017

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY OF CAPITAL EXPENDITURES
	Three Months Ended December 31,
	2017				2016
(dollars in thousands)	Towers	Fiber	Other	Total	Towers	Fiber	Other	Total
Discretionary:
Purchases of land interests	$14,634	$—	$—	$14,634	$16,718	$—	$—	$16,718
Communications infrastructure construction and improvements	76,184	260,618	—	336,802	77,028	123,929	—	200,957
Sustaining:
Capital improvement and corporate	10,608	7,785	6,730	25,123	16,880	6,293	18,857	42,030
Total	$101,426	$268,403	$6,730	$376,559	$110,626	$130,222	$18,857	$259,705

PROJECTED REVENUE FROM CUSTOMER LICENSES(1)
	Years Ended December 31,
(as of December 31, 2017; dollars in millions)	2018	2019	2020	2021	2022
Components of site rental revenue:
Site rental revenues exclusive of straight-line associated with fixed escalators	4,534	$4,617	$4,708	$4,797	$4,870
Straight-lined site rental revenues associated with fixed escalators	(8)	(84)	(159)	(220)	(251)
GAAP site rental revenue	$4,526	$4,533	$4,549	$4,576	$4,619

PROJECTED GROUND LEASE EXPENSE FROM EXISTING GROUND LEASES(2)
	Years Ended December 31,
(as of December 31, 2017; dollars in millions)	2018	2019	2020	2021	2022
Components of ground lease expense:
Ground lease expense exclusive of straight-line associated with fixed escalators	$785	$800	$817	$836	$856
Straight-lined site rental ground lease expense associated with fixed escalators	83	72	60	48	36
GAAP ground lease expense	$867	$871	$877	$884	$892

(1)
Based on customer licenses as of December 31, 2017. All customer licenses are assumed to renew for a new term at current term end date. CPI-linked customer contracts are assumed to escalate at 3% per annum.

(2)	Based on existing ground leases as of December 31, 2017. CPI-linked leases are assumed to escalate at 3% per annum.

Crown Castle International Corp.
Fourth Quarter 2017

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

ANNUALIZED RENTAL CASH PAYMENTS AT TIME OF RENEWAL(1)
	Years Ended December 31,
(as of December 31, 2017; dollars in millions)	2018	2019	2020	2021	2022
AT&T	$45	$40	$50	$77	$62
Sprint	11	29	18	29	23
T-Mobile	24	59	25	43	615
Verizon	25	28	36	34	41
All Others Combined	206	162	142	81	84
Total	$312	$319	$271	$264	$825

CUSTOMER OVERVIEW
(as of December 31, 2017)	Percentage of Q4 2017 LQA Site Rental Revenues	Weighted Average Current Term Remaining(2)	Long-Term Credit Rating (S&P / Moody’s)
AT&T	22%	5	BBB+ / Baa1
T-Mobile	20%	5	BB+
Verizon	19%	7	BBB+ / Baa1
Sprint	15%	7	B / B2
All Others Combined	23%	3	N/A
Total / Weighted Average	100%	5

(1)
Reflects lease renewals by year by customer; dollar amounts represent annualized cash site rental revenues from assumed renewals or extension as reflected in the table "Projected Revenue from Customer Contracts."

(2)	Weighted by site rental revenue contributions; excludes renewals at the customers' option.

Crown Castle International Corp.
Fourth Quarter 2017

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY OF TOWER PORTFOLIO BY VINTAGE
(as of December 31, 2017; dollars in thousands)
YIELD(1)	NUMBER OF TENANTS PER TOWER

LQA SITE RENTAL REVENUE PER TOWER	LQA TOWERS SEGMENT SITE RENTAL GROSS MARGIN PER TOWER

INVESTED CAPITAL PER TOWER(2)	NUMBER OF TOWERS

(1)	Yield is calculated as LQA Towers segment site rental gross margin divided by invested capital.

(2)
Reflects gross total assets, including incremental capital invested by the Company since time of acquisition or construction completion. Inclusive of invested capital related to land at the tower site.

Crown Castle International Corp.
Fourth Quarter 2017

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

PORTFOLIO OVERVIEW(1)
(as of December 31, 2017; dollars in thousands)
NUMBER OF TOWERS	TENANTS PER TOWER	LQA SITE RENTAL REVENUE PER TOWER

(1)	Includes towers and rooftops, excludes small cells and third-party land interests.

Crown Castle International Corp.
Fourth Quarter 2017

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

DISTRIBUTION OF TOWER TENANCY (as of December 31, 2017)
PERCENTAGE OF TOWERS BY TENANTS PER TOWER(1)
SITES ACQUIRED AND BUILT 2006 AND PRIOR	SITES ACQUIRED AND BUILT 2007 TO PRESENT

Average: 2.6	Average: 2.0

GEOGRAPHIC TOWER DISTRIBUTION (as of December 31, 2017)(1)
PERCENTAGE OF TOWERS BY GEOGRAPHIC LOCATION	PERCENTAGE OF LQA SITE RENTAL REVENUE BY GEOGRAPHIC LOCATION

(1)	Includes towers and rooftops, excludes small cells and third-party land interests.

Crown Castle International Corp.
Fourth Quarter 2017

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

GROUND INTEREST OVERVIEW
(as of December 31, 2017; dollars in millions)	LQA Site Rental Revenue	Percentage of LQA Site Rental Revenue	LQA Towers Segment Site Rental Gross Margin	Percentage of LQA Towers Segment Site Rental Gross Margin	Number of Towers(1)	Percentage of Towers	Weighted Average Term Remaining (by years)(2)
Less than 10 years	$356	12%	$196	10%	5,724	14%
10 to 20 years	463	16%	250	12%	7,721	19%
Greater 20 years	1,239	42%	826	40%	16,946	43%
Total leased	$2,058	70%	$1,272	62%	30,391	76%	34

Owned	858	30%	790	38%	9,689	24%
Total / Average	$2,916	100%	$2,062	100%	40,080	100%

(1)	Includes towers and rooftops, excludes small cells and third-party land interests.

(2)	Includes renewal terms at the Company’s option; weighted by Towers segment site rental gross margin.

GROUND INTEREST ACTIVITY
(dollars in millions)	Three Months Ended December 31, 2017	Twelve Months Ended December 31, 2017
Ground Extensions Under Crown Castle Towers:
Number of ground leases extended	427	1,609
Average number of years extended	36	33
Percentage increase in consolidated cash ground lease expense due to extension activities(1)	0.1%	0.4%

Ground Purchases Under Crown Castle Towers:
Number of ground leases purchased	81	370
Land lease purchases (including capital expenditures, acquisitions and capital leases)	$22	$113
Percentage of Towers segment site rental gross margin from towers residing on land purchased	<1%	1%

(1)	Includes the impact from the amortization of lump sum payments.

Crown Castle International Corp.
Fourth Quarter 2017

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

CAPITALIZATION OVERVIEW
(dollars in millions)	Face Value as of 12/31/2017	Fixed vs. Variable	Secured vs. Unsecured	Interest Rate(1)	Net Debt to LQA EBITDA(2)	Maturity
Cash and cash equivalents	$314

Senior Secured Tower Revenue Notes, Series 2010-3(3)	1,250	Fixed	Secured	6.1%		2040(3)
Senior Secured Tower Revenue Notes, Series 2010-6(3)	1,000	Fixed	Secured	4.9%		2040(3)
Senior Secured Tower Revenue Notes, Series 2015-1(3)	300	Fixed	Secured	3.2%		2042(3)
Senior Secured Tower Revenue Notes, Series 2015-2(3)	700	Fixed	Secured	3.7%		2045(3)
3.849% Secured Notes	1,000	Fixed	Secured	3.8%		2023
Senior Secured Notes, Series 2009-1, Class A-1	33	Fixed	Secured	6.3%		2019
Senior Secured Notes, Series 2009-1, Class A-2	70	Fixed	Secured	9.0%		2029
Capital leases & other obligations	228	Various	Secured	Various		Various
Total secured debt	$4,581			4.8%	1.6x
Senior Unsecured Revolving Credit Facility(3)(4)	980	Variable	Unsecured	2.6%		2022
Senior Unsecured Term Loan A	2,401	Variable	Unsecured	2.6%		2022
5.250% Senior Notes	1,650	Fixed	Unsecured	5.3%		2023
4.875% Senior Notes	850	Fixed	Unsecured	4.9%		2022
3.400% Senior Notes	850	Fixed	Unsecured	3.4%		2021
4.450% Senior Notes	900	Fixed	Unsecured	4.5%		2026
3.700% Senior Notes	750	Fixed	Unsecured	3.7%		2026
2.250% Senior Notes	700	Fixed	Unsecured	2.3%		2021
4.000% Senior Notes	500	Fixed	Unsecured	4.0%		2027
4.750% Senior Notes	350	Fixed	Unsecured	4.8%		2047
3.200% Senior Notes	750	Fixed	Unsecured	3.2%		2024
3.650% Senior Notes	1,000	Fixed	Unsecured	3.7%		2027
Total unsecured debt	$11,681			3.7%	4.1x
Total net debt	$15,948			4.0%	5.6x
Preferred Stock, at liquidation value	1,650
Market Capitalization(5)	45,101
Firm Value(6)	$62,699

(1)	Represents the weighted-average stated interest rate.

(2)
Represents the applicable amount of debt divided by LQA consolidated Adjusted EBITDA. The Net Debt to Last Quarter Annualized Adjusted EBITDA calculation does not give effect to a full quarter ownership of Lightower, as this acquisition closed on November 1, 2017. For the quarter ended December 31, 2017, Lightower contribution to the Company's Adjusted EBITDA was $83 million.

(3)
If the respective series of such debt is not paid in full on or prior to an applicable date then the Excess Cash Flow (as defined in the indenture) of the issuers of such notes will be used to repay principal of the applicable series, and additional interest (of an additional approximately 5% per annum) will accrue on the respective series. The Senior Secured Tower Revenue Notes, Series 2010-3 and 2010-6 have anticipated repayment dates in 2020. The Senior Secured Tower Revenue Notes, Series 2015-1 and 2015-2 have anticipated repayment dates of 2022 and 2025, respectively. Notes are prepayable at par if voluntarily repaid six months or less prior to maturity; earlier prepayment may require additional consideration. In January 2018, the Company issued $750.0 million aggregate principal amount of 3.150% senior unsecured notes due July 2023 and $1.0 billion aggregate principal amount of 3.800% senior unsecured notes due February 2028 and used the net proceeds of such offering to repay (a) in full the Senior Secured Tower Revenue Notes, Series 2010-3 and (b) a portion of the outstanding borrowings under the 2016 Revolver.

(4)	As of December 31, 2017, the undrawn availability under the $3.5 billion Revolving Credit Facility is $2.5 billion.

(5)	Market capitalization calculated based on $111.01 closing price and 406 million shares outstanding as of December 31, 2017.

(6)	Represents the sum of net debt, preferred stock (at liquidation value) and market capitalization.

Crown Castle International Corp.
Fourth Quarter 2017

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

DEBT MATURITY OVERVIEW(1)(2)
(as of December 31, 2017; dollars in millions)

(1)
Where applicable, maturities reflect the Anticipated Repayment Date as defined in the respective debt agreement; excludes capital leases and other obligations; amounts presented at face value net of repurchases held at CCIC.

(2)
The debt maturity overview does not reflect the Company's January 2018 senior unsecured notes offering and the use of proceeds from such offering, including the repayment in full of the Senior Secured Tower Revenue Notes, Series 2010-3, which had an Anticipated Repayment Date in 2020.

Crown Castle International Corp.
Fourth Quarter 2017

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

LIQUIDITY OVERVIEW(1)
(dollars in thousands)	December 31, 2017
Cash and cash equivalents(2)	$314,094
Undrawn revolving credit facility availability(3)(4)	2,500,967
Restricted cash	126,065
Debt and other long-term obligations(4)(5)	16,159,620
Total equity	12,339,082

(1)
We have an At-The-Market stock offering program ("ATM Program") through which we may, from time to time, issue and sell shares of our common stock having an aggregate cumulative gross sales price of up to $500.0 million to or through sales agents. As of December 31, 2017, 4.1 million shares of common stock had been sold under the ATM Program generating net proceeds of $346.3 million.

(2)	Exclusive of restricted cash.

(3)
Availability at any point in time is subject to reaffirmation of the representations and warranties in, and there being no default under, our credit agreement governing our Senior Unsecured Credit Facility.

(4)
Does not give effect to our January 2018 issuance of $750.0 million aggregate principal amount of 3.150% senior unsecured notes due July 2023 and $1.0 billion aggregate principal amount of 3.800% senior unsecured notes due February 2028, and the associated use of proceeds.

(5)
Balances reflect debt issuance costs as a direct reduction from the respective carrying amounts of debt, with the exception of debt issuance costs associated with the Company's revolving credit facilities.

Crown Castle International Corp.
Fourth Quarter 2017

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY OF MAINTENANCE AND FINANCIAL COVENANTS(6)
Debt	Borrower / Issuer	Covenant(1)	Covenant Level Requirement		As of December 31, 2017
Maintenance Financial Covenants(2)
2016 Credit Facility	CCIC	Total Net Leverage Ratio	≤ 6.50x		5.5x
2016 Credit Facility	CCIC	Total Senior Secured Leverage Ratio	≤ 3.50x		1.5x
2016 Credit Facility	CCIC	Consolidated Interest Coverage Ratio(3)	N/A		N/A

Restrictive Negative Financial Covenants
Financial covenants restricting ability to incur additional debt
2012 Secured Notes	CC Holdings GS V LLC and Crown Castle GS III Corp.	Debt to Adjusted Consolidated Cash Flow Ratio	≤ 3.50x		2.5x

Financial covenants requiring excess cash flows to be deposited in a cash trap reserve account and not released
2010 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	> 1.75x	(4)	4.7x
2015 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	> 1.75x	(4)	4.7x
2009 Securitized Notes	Pinnacle Towers Acquisition Holdings LLC and its Subsidiaries	Debt Service Coverage Ratio	> 1.30x	(4)	7.7x

Financial covenants restricting ability of relevant issuer to issue additional notes under the applicable indenture
2010 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	≥ 2.00x	(5)	4.7x
2015 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	≥ 2.00x	(5)	4.7x
2009 Securitized Notes	Pinnacle Towers Acquisition Holdings LLC and its Subsidiaries	Debt Service Coverage Ratio	≥ 2.34x	(5)	7.7x

(1)
As defined in the respective debt agreement. In the indentures for the 2010 Tower Revenue Notes, 2015 Tower Revenue Notes and the 2009 Securitized Notes, the defined term for Debt Service Coverage Ratio is "DSCR".

(2)	Failure to comply with the financial maintenance covenants would, absent a waiver, result in an event of default under the credit agreement governing our 2016 Credit Facility.

(3)
Applicable solely to the extent that the senior unsecured debt rating by any two of S&P, Moody's and Fitch is lower than BBB-, Baa3 or BBB-, respectively. If applicable, the consolidated interest coverage ratio must be greater than or equal to 2.50.

(4)
The 2010 Tower Revenue Notes, 2015 Tower Revenue Notes, and 2009 Securitized Notes also include the potential for amortization events, which could result in applying current and future cash flow to the prepayment of debt with applicable prepayment consideration. An amortization event occurs when the Debt Service Coverage Ratio falls below 1.45x, 1.45x or 1.15x, in each case as described under the indentures for the 2010 Tower Revenue Notes, 2015 Tower Revenue Notes, or 2009 Securitized Notes, respectively.

(5)	Rating Agency Confirmation (as defined in the respective debt agreement) is also required.

(6)
Does not give effect to our January 2018 issuance of $750.0 million aggregate principal amount of 3.150% senior unsecured notes due July 2023 and $1.0 billion aggregate principal amount of 3.800% senior unsecured notes due February 2028, and the associated use of proceeds.

Crown Castle International Corp.
Fourth Quarter 2017

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

INTEREST RATE SENSITIVITY(1)(7)
	Years Ended December 31,
(as of December 31, 2017; dollars in millions)	2018	2019
Fixed Rate Debt:
Face Value of Principal Outstanding(2)	$12,633	$12,617
Current Interest Payment Obligations(3)	544	543
Effect of 0.125% Change in Interest Rates(4)	—	—
Floating Rate Debt:
Face Value of Principal Outstanding(2)	$3,319	$3,196
Current Interest Payment Obligations(5)	107	116
Effect of 0.125% Change in Interest Rates(6)	4	4

(1)	Excludes capital lease and other obligations.

(2)	Face value net of required amortizations; assumes no maturity or balloon principal payments; excludes capital leases.

(3)	Interest expense calculated based on current interest rates.

(4)
Interest expense calculated based on current interest rates until the sooner of the (1) stated maturity date or (2) the Anticipated Repayment Date, at which time the face value amount outstanding of such indebtedness is refinanced at current rates plus 12.5 bps.

(5)
Interest expense calculated based on current interest rates. Forward LIBOR assumptions are derived from the 1-month LIBOR forward curve as of December 31, 2017. Calculation assumes no changes to future interest rate margin spread over LIBOR due to changes in the Borrower’s senior unsecured credit rating.

(6)	Interest expense calculated based on current interest rates using the 1-month LIBOR forward curve as of December 31, 2017 plus 12.5 bps.

(7)
Does not give effect to our January 2018 issuance of $750.0 million aggregate principal amount of 3.150% senior unsecured notes due July 2023 and $1.0 billion aggregate principal amount of 3.800% senior unsecured notes due February 2028, and the associated use of proceeds.

Crown Castle International Corp.
Fourth Quarter 2017

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

DEFINITIONS
Non-GAAP Financial Measures, Segment Measures and Other Calculations
This Supplement includes presentations of Adjusted EBITDA, Adjusted Funds from Operations ("AFFO"), Funds from Operations ("FFO") and Organic Contribution to Site Rental Revenues, which are non-GAAP financial measures. These non-GAAP financial measures are not intended as alternative measures of operating results or cash flow from operations (as determined in accordance with Generally Accepted Accounting Principles ("GAAP")).
Our measures of Adjusted EBITDA, AFFO, FFO and Organic Contribution to Site Rental Revenues may not be comparable to similarly titled measures of other companies, including other companies in the communications infrastructure sector or other REITs. Our definition of FFO is consistent with guidelines from the National Association of Real Estate Investment Trusts with the exception of the impact of income taxes in periods prior to our REIT conversion in 2014.
In addition to the non-GAAP financial measures used herein, we also provide Segment Site Rental Gross Margin, Segment Network Services and Other Gross Margin and Segment Operating Profit, which are key measures used by management to evaluate our operating segments for purposes of making decisions about allocating capital and assessing performance. These segment measures are provided pursuant to GAAP requirements related to segment reporting. In addition, we provide the components of certain GAAP measures, such as capital expenditures.
Adjusted EBITDA, AFFO, FFO and Organic Contribution to Site Rental Revenues, are presented as additional information because management believes these measures are useful indicators of the financial performance of our business. Among other things, management believes that:

•
Adjusted EBITDA is useful to investors or other interested parties in evaluating our financial performance. Adjusted EBITDA is the primary measure used by management (1) to evaluate the economic productivity of our operations and (2) for purposes of making decisions about allocating resources to, and assessing the performance of, our operations. Management believes that Adjusted EBITDA helps investors or other interested parties meaningfully evaluate and compare the results of our operations (1) from period to period and (2) to our competitors, by removing the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation, amortization and accretion) from our financial results. Management also believes Adjusted EBITDA is frequently used by investors or other interested parties in the evaluation of the communications infrastructure sector and other REITs to measure financial performance without regard to items such as depreciation, amortization and accretion, which can vary depending upon accounting methods and the book value of assets. In addition, Adjusted EBITDA is similar to the measure of current financial performance generally used in our debt covenant calculations. Adjusted EBITDA should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

•
AFFO and AFFO per share are useful to investors or other interested parties in evaluating our financial performance. Management believes that AFFO and AFFO per share help investors or other interested parties meaningfully evaluate our financial performance as they include (1) the impact of our capital structure (primarily interest expense on our outstanding debt and dividends on our preferred stock) and (2) sustaining capital expenditures and excludes the impact of our (a) asset base (primarily depreciation, amortization and accretion) and (b) certain non-cash items, including straight-lined revenues and expenses related to fixed escalations and rent free periods. GAAP requires rental revenues and expenses related to leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. In accordance with GAAP, if payment terms call for fixed escalations, or rent free periods, the revenue or expense is recognized on a straight-lined basis over the fixed, non-cancelable term of the contract. Management notes that the Company uses AFFO and AFFO per share only as a performance measure. AFFO and AFFO per share should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flows from operations or as residual cash flow available for discretionary investment.

•
FFO and FFO per share are useful to investors or other interested parties in evaluating our financial performance. Management believes that FFO may be used by investors or other interested parties as a basis to compare our financial performance with that of other REITs. FFO and FFO per share help investors or other interested parties meaningfully evaluate financial performance by excluding the impact of our asset base (primarily depreciation, amortization and accretion). FFO and FFO per share are not key performance indicators used by the Company. FFO and FFO per share should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flow from operations.

Crown Castle International Corp.
Fourth Quarter 2017

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

•
Organic Contribution to Site Rental Revenues is useful to investors or other interested parties in understanding the components of the year-over-year changes in our site rental revenues computed in accordance with GAAP. Management uses the Organic Contribution to Site Rental Revenues to assess year-over-year growth rates for our rental activities, to evaluate current performance, to capture trends in rental rates, new leasing activities and customer non-renewals in our core business, as well to forecast future results. Organic Contribution to Site Rental Revenues is not meant as an alternative measure of revenue and should be considered only as a supplement in understanding and assessing the performance of our site rental revenues computed in accordance with GAAP.

We define our non-GAAP financial measures, segment measures and other calculations as follows:
Non-GAAP Financial Measures
Adjusted EBITDA. We define Adjusted EBITDA as net income (loss) plus restructuring charges (credits), asset write-down charges, acquisition and integration costs, depreciation, amortization and accretion, amortization of prepaid lease purchase price adjustments, interest expense and amortization of deferred financing costs, (gains) losses on retirement of long-term obligations, net (gain) loss on interest rate swaps, (gains) losses on foreign currency swaps, impairment of available-for-sale securities, interest income, other (income) expense, (benefit) provision for income taxes, cumulative effect of a change in accounting principle, (income) loss from discontinued operations and stock-based compensation expense.
Adjusted Funds from Operations. We define Adjusted Funds from Operations as FFO before straight-lined revenue, straight-lined expense, stock-based compensation expense, non-cash portion of tax provision, non-real estate related depreciation, amortization and accretion, amortization of non-cash interest expense, other (income) expense, (gains) losses on retirement of long-term obligations, net (gain) loss on interest rate swaps, (gains) losses on foreign currency swaps, acquisition and integration costs, and adjustments for noncontrolling interests, and less capital improvement capital expenditures and corporate capital expenditures (i.e., sustaining capital expenditures). See "Sustaining capital expenditures" and "Integration capital expenditures" below for further information regarding our calculation of certain components of AFFO.
AFFO per share. We define AFFO per share as AFFO divided by diluted weighted average common shares outstanding.
Funds from Operations. We define Funds from Operations as net income plus real estate related depreciation, amortization and accretion and asset write-down charges, less noncontrolling interest and cash paid for preferred stock dividends, and is a measure of funds from operations attributable to CCIC common stockholders.
FFO per share. We define FFO per share as FFO divided by the diluted weighted average common shares outstanding.
Organic Contribution to Site Rental Revenues. We define the Organic Contribution to Site Rental Revenues as the sum of the change in GAAP site rental revenues related to (1) new leasing activity, including revenues from the construction of small cells and the impact of prepaid rent, (2) escalators and less (3) non-renewals of customer contracts.
Segment Measures
Segment Site Rental Gross Margin. We define Segment Site Rental Gross Margin as segment site rental revenues less segment site rental cost of operations, excluding stock-based compensation expense and prepaid lease purchase price adjustments recorded in consolidated site rental cost of operations.
Segment Network Services and Other Gross Margin. We define Segment Network Services and Other Gross Margin as segment network services and other revenues less segment network services and other cost of operations, excluding stock-based compensation expense recorded in consolidated network services and other cost of operations.
Segment Operating Profit. We define Segment Operating Profit as segment revenues less segment cost of operations and segment general and administrative expenses, excluding stock-based compensation expense and prepaid lease purchase price adjustments recorded in cost of operations.

As a result of our 2017 acquisitions of fiber assets, we have changed the name of our "Small Cells" operating segment to "Fiber". The change did not impact the composition of the aforementioned segment.
Other Calculations
Discretionary capital expenditures. We define discretionary capital expenditures as those capital expenditures made with respect to activities which we believe exhibit sufficient potential to enhance long-term stockholder value. They consist of (1) improvements to existing communications infrastructure and construction of new communications infrastructure (collectively referred to as "revenue generating") and (2) purchases of land assets under towers as we seek to manage our interests in the land beneath our towers.

Crown Castle International Corp.
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COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

Sustaining capital expenditures. We define sustaining capital expenditures as those capital expenditures made with respect to either (1) corporate capital expenditures, such as buildings, information technology equipment and office equipment or (2) capital improvement capital expenditures to our communications infrastructure assets that enable our customers' ongoing quiet enjoyment of the communications infrastructure. For periods presented prior to 2018, integration capital expenditures are included within sustaining capital expenditures, as discussed in "Integration capital expenditures" below.
Integration capital expenditures. We anticipate incurring initial capital expenditures related to integrating Lightower into our existing business. We anticipate that the majority of these expected capital expenditures will be incurred beginning in 2018 and will primarily relate to the overall integration of Lightower’s information technology assets into our business. We believe these expenditures are not indicative of our ongoing financial performance, and therefore their inclusion in our AFFO may hinder usefulness to investors and other interested parties. Moreover, integration capital expenditures were approximately $3.6 million and $0.1 million the years ended December 31, 2017 and 2016, respectively, and as such, we believe that these costs have not previously been significant enough to warrant separate consideration with regard to the impact to AFFO.
As such, for periods presented prior to 2018, integration capital expenditures were included as a component within sustaining capital expenditures. For periods presented beginning January 1, 2018, including our Outlook for first quarter and full year 2018 included herein, we no longer reflect integration capital expenditures within sustaining capital expenditures and consider integration capital expenditures as its own component of our capital expenditures.
Because of our reclassification of integration capital expenditures, our AFFO for historical periods may not be comparable to those periods presented prospectively from and after January 1, 2018, including our Outlook for first quarter 2018 and full year 2018 Outlook included herein.
We define integration capital expenditures as those capital expenditures made specifically with respect to recent acquisitions that are essential to integrating acquired companies into our business.
The tables set forth below reconcile the non-GAAP financial measures used herein to comparable GAAP financial measures. The components in these tables may not sum to the total due to rounding.

Crown Castle International Corp.
Fourth Quarter 2017

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures and Other Calculations:

Reconciliation of Historical Adjusted EBITDA:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(dollars in thousands)	2017	2016	2017	2016
Net income (loss)	$98,104	$124,710	$444,550	$356,973
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	7,038	6,202	17,322	34,453
Acquisition and integration costs	34,351	5,994	61,431	17,453
Depreciation, amortization and accretion	362,211	273,826	1,242,408	1,108,551
Amortization of prepaid lease purchase price adjustments	5,007	5,314	20,120	21,312
Interest expense and amortization of deferred financing costs(1)	160,280	129,376	590,682	515,032
(Gains) losses on retirement of long-term obligations	—	—	3,525	52,291
Interest income	(6,176)	(342)	(18,761)	(796)
Other (income) expense	1,468	4,212	(1,994)	8,835
(Benefit) provision for income taxes	14,753	4,084	26,043	16,881
Stock-based compensation expense	29,976	21,241	96,435	96,538
Adjusted EBITDA(2)(3)	$707,012	$574,617	$2,481,761	$2,227,523

(1)	See the reconciliation of "components of historical interest expense and amortization of deferred financing costs" herein.

(2)	See "Definitions of Non-GAAP Measures, Segment Measures and Other Calculations" herein for a discussion of our definition of Adjusted EBITDA.

(3)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

Crown Castle International Corp.
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COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

Reconciliation of Current Outlook for Adjusted EBITDA:

	Q1 2018			Full Year 2018
(dollars in millions)	Outlook			Outlook
Net income (loss)	$116	to	$141	$511	to	$591
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	$9	to	$11	$35	to	$45
Acquisition and integration costs	$13	to	$17	$45	to	$55
Depreciation, amortization and accretion	$380	to	$400	$1,566	to	$1,601
Amortization of prepaid lease purchase price adjustments	$4	to	$6	$19	to	$21
Interest expense and amortization of deferred financing costs(1)	$157	to	$167	$642	to	$687
(Gains) losses on retirement of long-term obligations	$0	to	$0	$0	to	$0
Interest income	$(1)	to	$1	$(2)	to	$2
Other (income) expense	$(1)	to	$3	$3	to	$5
(Benefit) provision for income taxes	$8	to	$12	$34	to	$42
Stock-based compensation expense	$27	to	$31	$116	to	$124
Adjusted EBITDA(2)(3)	$745	to	$755	$3,049	to	$3,094

Components of Historical Interest Expense and Amortization of Deferred Financing Costs:

	Three Months Ended December 31,
(dollars in thousands)	2017	2016
Interest expense on debt obligations	$158,549	$126,336
Amortization of deferred financing costs and adjustments on long-term debt, net	5,062	4,565
Other, net	(3,331)	(1,525)
Interest expense and amortization of deferred financing costs	$160,280	$129,376

Components of Current Outlook for Interest Expense and Amortization of Deferred Financing Costs:

	Q1 2018			Full Year 2018
(dollars in millions)	Outlook			Outlook
Interest expense on debt obligations	$157	to	$162	$645	to	$665
Amortization of deferred financing costs and adjustments on long-term debt, net	$4	to	$7	$18	to	$23
Other, net	$(4)	to	$(2)	$(13)	to	$(8)
Interest expense and amortization of deferred financing costs	$157	to	$167	$642	to	$687

(1)	See the reconciliation of "components of current outlook for interest expense and amortization of deferred financing costs" herein.

(2)	See "Definitions of Non-GAAP Measures, Segment Measures and Other Calculations" herein for a discussion of our definition of Adjusted EBITDA.

(3)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

Crown Castle International Corp.
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COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

Reconciliation of Historical FFO and AFFO:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(dollars in thousands, except share and per share amounts)	2017	2016	2017	2016
Net income (loss)	$98,104	$124,710	$444,550	$356,973
Real estate related depreciation, amortization and accretion	354,095	266,961	1,211,360	1,082,083
Asset write-down charges	7,038	6,202	17,322	34,453
Dividends on preferred stock	(29,935)	(10,997)	(29,935)	(43,988)
FFO(1)(2)(3)(4)	$429,302	$386,875	$1,643,297	$1,429,521

FFO (from above)	$429,302	$386,875	$1,643,297	$1,429,521
Adjustments to increase (decrease) FFO:
Straight-lined revenue	(2,640)	(5,001)	314	(47,377)
Straight-lined expense	22,699	23,114	92,602	94,246
Stock-based compensation expense	29,976	21,241	96,435	96,538
Non-cash portion of tax provision	11,916	2,091	9,214	7,322
Non-real estate related depreciation, amortization and accretion	8,116	6,865	31,048	26,468
Amortization of non-cash interest expense	1,731	3,040	9,368	14,333
Other (income) expense	1,468	4,212	(1,994)	8,835
Gains (losses) on retirement of long-term obligations	—	—	3,525	52,291
Acquisition and integration costs	34,351	5,994	61,431	17,453
Capital improvement capital expenditures	(13,519)	(17,467)	(40,844)	(42,818)
Corporate capital expenditures	(11,604)	(24,563)	(43,991)	(46,948)
AFFO(1)(2)(3)(4)	$511,797	$406,402	$1,860,405	$1,609,864
Weighted average common shares outstanding—diluted(5)	408,130	352,878	383,221	340,879
AFFO per share(1)(3)(4)	$1.25	$1.15	$4.85	$4.72

(1)	See “Definitions of Non-GAAP Financial Measures, Segment Measures and Other Calculations” herein for a discussion of our definitions of FFO and AFFO.

(2)	FFO and AFFO are reduced by cash paid for preferred stock dividends during the period in which they are paid.

(3)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

(4)	Attributable to CCIC common stockholders.

(5)
Based on the diluted weighted-average common shares outstanding for the three and twelve months ended December 31, 2017 and 2016. For all periods presented, the diluted weighted-average common shares outstanding does not include any assumed conversion of the 6.875% Mandatory Convertible Preferred Stock in the share count.

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COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

Reconciliation of Historical FFO and AFFO:

	Years Ended December 31,
(in thousands of dollars, except share and per share amounts)	2016	2015	2014
Net income (loss)	$356,973	$525,286	$346,314
Real estate related depreciation, amortization and accretion	1,082,083	1,018,303	971,562
Asset write-down charges	34,453	33,468	14,246
Dividends on preferred stock	(43,988)	(43,988)	(43,988)
FFO(1)(2)(3)(4)	$1,429,521	$1,533,069	$1,288,133

FFO (from above)	$1,429,521	$1,533,069	$1,288,133
Adjustments to increase (decrease) FFO:
Straight-lined revenue	(47,377)	(111,263)	(183,393)
Straight-lined expense	94,246	98,738	101,890
Stock-based compensation expense	96,538	67,148	56,431
Non-cash portion of tax provision(5)	7,322	(63,935)	(19,490)
Non-real estate related depreciation, amortization and accretion	26,468	17,875	14,219
Amortization of non-cash interest expense	14,333	37,126	80,854
Other (income) expense	8,835	(57,028)	(11,992)
(Gains) losses on retirement of long-term obligations	52,291	4,157	44,629
Acquisition and integration costs	17,453	15,678	34,145
Capital improvement capital expenditures	(42,818)	(46,789)	(31,056)
Corporate capital expenditures	(46,948)	(58,142)	(50,317)
AFFO(1)(2)(3)(4)	$1,609,864	$1,436,635	$1,324,054
Weighted average common shares outstanding—diluted(6)	340,879	334,062	333,265
AFFO per share(1)(3)(4)	$4.72	$4.30	$3.97

(1)	See "Definitions of Non-GAAP Measures, Segment Measures and Other Calculations" herein for a discussion of our definitions of FFO and AFFO.

(2)	FFO and AFFO are reduced by cash paid for preferred stock dividends during the period in which they are paid.

(3)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

(4)	Attributable to CCIC common stockholders.

(5)
Adjusts the income tax provision to reflect our estimate of the cash taxes paid had we been a REIT for all periods presented, and is primarily comprised of foreign taxes. As a result income tax expense (benefit) is lower by the amount of the adjustment.

(6)	Based on the diluted weighted-average common shares outstanding for the twelve months ended December 31, 2016, 2015, 2014 and 2013.

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COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

Reconciliation of Current Outlook for FFO and AFFO:

	Q1 2018			Full Year 2018
(in millions of dollars, except share and per share amounts)	Outlook			Outlook
Net income (loss)	$116	to	$141	$511	to	$591
Real estate related depreciation, amortization and accretion	$367	to	$377	$1,500	to	$1,520
Asset write-down charges	$9	to	$11	$35	to	$45
Dividends on preferred stock	$(28)	to	$(28)	$(113)	to	$(113)
FFO(1)(2)(3)	$477	to	$487	$1,965	to	$2,010
Weighted-average common shares outstanding—diluted(4)	408.1			408.1
FFO per share(1)(2)(3)	$1.17	to	$1.19	$4.81	to	$4.92

FFO (from above)	$477	to	$487	$1,965	to	$2,010
Adjustments to increase (decrease) FFO:
Straight-lined revenue	$(7)	to	$3	$21	to	$41
Straight-lined expense	$17	to	$27	$72	to	$92
Stock-based compensation expense	$27	to	$31	$116	to	$124
Non-cash portion of tax provision	$3	to	$13	$(8)	to	$7
Non-real estate related depreciation, amortization and accretion	$13	to	$23	$66	to	$81
Amortization of non-cash interest expense	$0	to	$5	$5	to	$15
Other (income) expense	$(1)	to	$3	$3	to	$5
(Gains) losses on retirement of long-term obligations	$0	to	$0	$0	to	$0
Acquisition and integration costs	$13	to	$17	$45	to	$55
Capital improvement capital expenditures	$(22)	to	$(12)	$(76)	to	$(61)
Corporate capital expenditures	$(21)	to	$(11)	$(56)	to	$(41)
AFFO(1)(2)(3)	$538	to	$548	$2,219	to	$2,264
Weighted-average common shares outstanding—diluted(4)	408.1			408.1
AFFO per share(1)(2)(3)	$1.32	to	$1.34	$5.44	to	$5.55

(1)
See “Definitions of Non-GAAP Financial Measures, Segment Measures and Other Calculations” herein for a discussion of our definitions of FFO and AFFO. Our AFFO for historical periods may not be comparable to those periods presented prospectively from and after January 1, 2018, including our first quarter 2018 and full year 2018 Outlook included herein. See also "Definitions of Non-GAAP Financial Measures, Segment Measures and Other Calculations" in the Appendix for further information.

(2)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

(3)	Attributable to CCIC common stockholders.

(4)
The assumption for first quarter 2018 and full year 2018 diluted weighted-average common shares outstanding is 408.1 million based on diluted common shares outstanding as of December 31, 2017. For all periods presented, the diluted weighted-average common shares outstanding does not include any assumed conversion of the 6.875% Mandatory Convertible Preferred Stock in the share count.

Crown Castle International Corp.
Fourth Quarter 2017

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

Net debt to Last Quarter Annualized Adjusted EBITDA calculation:

	Three Months Ended December 31,
(dollars in millions)	2017			2016
Total face value of debt	$16,261.8			$12,261.7
Ending cash and cash equivalents(1)	314.1			567.6
Total net debt	$15,947.7			$11,694.1

Adjusted EBITDA for the three months ended December 31,	$707.0			$574.6
Last quarter annualized Adjusted EBITDA	2,828.0			2,298.5
Net debt to Last Quarter Annualized Adjusted EBITDA	5.6	x	(2)	5.1	x

Cash Interest Coverage Ratio Calculation:

	Three Months Ended December 31,
(dollars in thousands)	2017		2016
Adjusted EBITDA	$707,012		$574,617
Interest expense on debt obligations	158,943		126,336
Interest Coverage Ratio	4.4	x	4.5	x

(1)	Excludes restricted cash.

(2)
The Net Debt to Last Quarter Annualized Adjusted EBITDA calculation does not give effect to a full quarter ownership of Lightower, as this acquisition closed on November 1, 2017. For the quarter ended December 31, 2017, Lightower contribution to the Company's Adjusted EBITDA was $83 million.